UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41742	20-5991472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303,

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 561-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.0001 par value per share	SGMT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Sagimet Biosciences, Inc. (the “Company”) is furnishing with this Current Report on Form 8-K (the “Current Report”) certain unaudited preliminary financial information for the Company’s fiscal quarter ended March 31, 2026.

Certain Unaudited Preliminary Financial Information

The Company estimates that its cash, cash equivalents and marketable securities were approximately $104.5 million as of March 31, 2026. This amount is unaudited and preliminary and is subject to completion of financial closing procedures, including the completion of management’s reviews. As a result, this amount reflects the Company’s preliminary estimate with respect to such information, based on information currently available for management, and may vary from the Company’s actual financial position as of March 31, 2026. Further, this preliminary estimate is not a comprehensive statement or estimate of the Company’s financial data or financial condition as of March 31, 2026. The unaudited preliminary financial data included in this Current Report on Form 8-K have been prepared by, and are the responsibility of, the Company’s management team. KPMG LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data. Accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company may identify items that require the Company to make adjustments to the financial information set forth above. This preliminary estimate should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States and it is not necessarily indicative of the balance to be achieved in any future period. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of March 31, 2026. Accordingly, no undue reliance should be placed on this preliminary estimate. The estimates should be read together with the Company’s audited consolidated financial statements and related notes and the Company’s other financial information reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company undertake no obligation to update or revise these amounts as a result of new information or otherwise.

The information furnished pursuant to this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On April 27, 2026, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

The information in Item 7.01 of this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall Exhibit 99.1 furnished herewith be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 27, 2026, the Company issued a press release announcing certain strategic and corporate updates. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
99.1	Investor Presentation of Sagimet Biosciences Inc., dated April 27, 2026.
99.2	Press Release of Sagimet Biosciences Inc., dated April 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sagimet Biosciences Inc.

Date: April 27, 2026	By:	/s/ David Happel
David Happel
Chief Executive Officer